Exhibit 99.1

CONTACT:

FTI CONSULTING

Leigh Parrish/Daniel Haykin

212-850-5600

FOR IMMEDIATE RELEASE

KID BRANDS COMMON STOCK TO MOVE TO OVER THE COUNTER MARKET

East Rutherford, N.J. – March 28, 2014 – Kid Brands, Inc. (NYSE: KID) today announced that it has received notification by NYSE Regulation, Inc. that trading of the Company’s common stock on the New York Stock Exchange (“NYSE”) will be suspended prior to the opening of trading on March 31, 2014, and that the NYSE intends to file a delisting application with the Securities and Exchange Commission. The Company anticipates that its common stock will be immediately eligible for quotation on the OTCQB Marketplace at the opening of trading on March 31, 2014 under the symbol “KIDB”. The OTCQB Marketplace is a market tier operated by OTC Markets Group Inc. for over-the-counter traded companies.

The NYSE is delisting the Company’s common stock because the Company was not in compliance with the NYSE’s continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual because its average global equity market capitalization was less than $15.0 million over a consecutive 30 trading-day period. The Company does not intend to appeal the delisting determination.

The transition to the OTCQB Marketplace will not change the Company’s obligation to file periodic and other reports with the SEC under applicable federal securities laws, and Kid Brands’ shareholders remain owners of the common stock.

Kid Brands, Inc.

Kid Brands, Inc. and its subsidiaries are leaders in the design, development and distribution of infant and juvenile branded products. Its design-led products are primarily distributed through mass market, baby super stores, specialty, food, drug, independent and ecommerce retailers worldwide.

The Company’s current operating subsidiaries consist of: Kids Line, LLC; LaJobi, Inc.; Sassy, Inc.; and CoCaLo, Inc. Through these wholly-owned subsidiaries, the Company designs, manufactures (through third parties) and markets branded infant and juvenile products in a number of complementary categories including, among others: infant bedding and related nursery accessories and décor and nursery appliances (Kids Line® and CoCaLo®); nursery furniture and related products (LaJobi®); and developmental toys and feeding, bath and baby care items with features that address the various stages of an infant’s early years, including the Kokopax® line of baby gear products (Sassy®). In addition to the Company’s branded products, the Company also markets certain categories of products under various licenses, including Carter’s®, Disney®, Graco® and Serta®. Additional information about the Company is available at kidbrands.com.

Note: This press release contains certain forward-looking statements. Additional written and oral forward-looking statements may be made by the Company from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking words or phrases, including, but not limited to, “believe”, “plan”, “anticipate”, “may”, “potential”, “should”, “will”, “would”, “could”, “might”, “possible”, “contemplate”, “continue”, “expect”, “intend”, and/or “seek”. The Company cautions readers that results predicted by forward-looking statements, including, without limitation, those relating to our future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to, whether a trading market for the Company’s common stock will exist on the OTCQB Marketplace or any other over the counter market, and those set forth under Part I, Item 1A, Risk Factors, of the Company’s most recent Annual Report on Form 10-K and any subsequent filings with the SEC. Forward-looking statements speak only as of the date the statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

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